UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2014

Williams Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-32599	20-2485124
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

One Williams Center
Tulsa, Oklahoma	74172-0172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 573-2000

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 24, 2014, Williams Partners L.P., a Delaware limited partnership (the “Partnership”), Williams Partners Operating LLC, a Delaware limited liability company (the “Operating Company”), Williams Field Services Group, LLC, a Delaware limited liability company (“WFSG”), Williams Olefins, L.L.C., a Delaware limited liability company (“WOL”), and Williams Olefins Feedstock Pipelines, L.L.C., a Delaware limited liability company (“WOFP” and together with the Partnership, the Operating Company, WFSG, and WOL, the “Partnership Parties”) entered into a Contribution Agreement (the “Agreement”) with The Williams Companies, Inc., a Delaware corporation (“Williams”), Williams Partners GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and Williams Gas Pipeline Company, LLC, a Delaware limited liability company (“WGP” and together with Williams and the General Partner, the “Contributing Parties”) to acquire subsidiaries of Williams (the “Contributed Entities”) that hold Williams’ currently in-service Alberta, Canada operations (the Contributed Entities together with related intercompany debt, the “Contributed Interest”). The assets held by the Contributed Entities include an oil sands offgas processing plant near Fort McMurray, Canada, approximately 260 miles of natural gas liquids (“NGL”) and olefins pipelines, as well as an NGL/olefins fractionation facility and butylene/butane splitter facility at Redwater, Canada. The Contributed Entities also hold an in-progress expansion project at the Redwater facility. The aggregate consideration for the Contributed Interest, subject to certain post-closing adjustments, consists of: (i) $25,000,000 cash; (ii) 25,577,521 Class D units representing limited partner interests in the Partnership issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof (the “Private Placement”); and (iii) an increase in the capital account of the General Partner to allow it to maintain its 2% general partner interest in the Partnership and the issuance of general partner units to the General Partner equal to 2/98th of the number of Class D units issued in the Private Placement. In lieu of cash distributions, the Class D units will receive quarterly distributions of additional paid-in-kind Class D units, all of which will be convertible to common units at a future date no earlier than February 2016.

The Agreement also provides that the Partnership can issue additional Class D units to Williams on a quarterly basis through 2015 for up to a total of $200 million in cash for the purpose of funding the facility expansions at the Redwater facility (the “Put Option” and together with the Contributed Interest transaction, the “Transaction”).

The Agreement includes customary representations, indemnification obligations, warranties and covenants by the parties.

The foregoing description of the Agreement and the transactions contemplated thereby and of the exhibits to the Agreement are not complete and are subject to and qualified in their entirety by reference to the full text of such documents. A copy of the Agreement, including the exhibits and schedules thereto, is attached hereto as Exhibit 10.1.

The parties consummated the Contributed Interest transaction contemplated by the Agreement on February 28, 2014.

The General Partner serves as the general partner of the Partnership, holding a 2% general partner interest and incentive distribution rights (“IDRs”) in the Partnership. Williams currently directly or indirectly owns (i) 100% of the General Partner, which allows it to control the Partnership and to own the 2% general partner interest and incentive distribution rights in the Partnership, and (ii) an approximate 64% limited partner interest in the Partnership.

The General Partners’ Conflicts Committee, consisting wholly of independent directors and their independent legal and financial advisors, represented the Partnership’s interests in the negotiations of the Transaction.

Item 3.02. Unregistered Sales of Equity Securities.

The information described in Item 1.01 regarding the Private Placement is incorporated by reference into this Item 3.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Concurrent with the consummation of the Contributed Interest transaction contemplated by the Agreement on February 28, 2014, the General Partner entered into Amendment No. 11 to the Partnership’s Agreement of Limited Partnership, as amended, to provide for the issuance of the Class D units and the potential waiver of distributions with respect to IDRs to address any post-closing adjustments in favor of the Partnership. The description of Amendment No. 11 in this Item 5.03 is qualified in its entirety by reference to the copy of Amendment No. 11 filed as Exhibit 3.1 to this report, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

Exhibit 3.1	Amendment No. 11 to the Partnership’s Amended and Restated Agreement of Limited Partnership, dated as of August 23, 2005, as amended.

Exhibit 10.1

Contribution Agreement entered into as of February 24, 2014, by and among The Williams Companies, Inc., Williams Gas Pipeline Company, LLC, Williams Partners GP LLC, Williams Partners L.P., Williams Partners Operating LLC, Williams Field Services Group, LLC, Williams Olefins, L.L.C. and Williams Olefins Feedstock Pipelines, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P.

	By:	Williams Partners GP LLC, its General Partner

Date: February 28, 2014	By:	/s/ William H. Gault
	Title:	Assistant Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 3.1	Amendment No. 11 to the Partnership’s Amended and Restated Agreement of Limited Partnership, dated as of August 23, 2005, as amended.

Exhibit 10.1

Contribution Agreement entered into as of February 24, 2014, by and among The Williams Companies, Inc., Williams Gas Pipeline Company, LLC, Williams Partners GP LLC, Williams Partners L.P., Williams Partners Operating LLC, Williams Field Services Group, LLC, Williams Olefins, L.L.C. and Williams Olefins Feedstock Pipelines, L.L.C.